
               AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                  (A Development Stage Company)

                            BALANCE SHEET

                                ($US)

                      ASSETS


                                                                                 April 30, 1999
                                                     January 31, 1999               (Unaudited)


CURRENT
  Cash in bank                                        $     10,650                 $  34,600

OTHER ASSETS
  Non-compete agreements (Note 5)                                1                         1
  Patents pending (Note 5)                                       0                         0
                                                      -------------                ----------

                                                      -------------                ----------
                                                      $     10,651                 $  34,601
                                                      =============                ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities            $     13,025                   $11,000
  Note payable (Note 3)                                     50,000                    50,000
                                                      -------------                ----------
                                                            63,025                    61,000
                                                      -------------                ----------
COMMITMENTS AND CONTINGENCIES (NOTES 5 AND 6)

STOCKHOLDERS' DEFICIT
  Preferred stock, $.0001 par value -
    25,000,000 shares authorized; none
    outstanding
  Common stock - $.0001 par value - 50,000,000
    shares authorized; 9,726,489 and 10,010,489
    outstanding                                                973                     1,001
  Additional paid in capital                               698,431                   783,928
  Deficit - accumulated during the
    development stage                                     (751,778)                 (811,328)
                                                      -------------                 ---------
                                                           (52,374)                  (26,399)
                                                      -------------                 ---------
                                                      $     10,651                  $ 34,601
                                                      =============                 =========

                        See accompanying notes

Approved:

_________________________ Director





               AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                  (A Development Stage Company)

                      STATEMENT OF LOSS

                              ($US)


                                                                                                From the Inception
                                           From the Inception                                    of Incorporation
                                            of Incorporation          Three Months Ended          May 4, 1998 to
                                             May 4, 1998 to             April 30, 1999            April 30, 1999
                                            January 31, 1999              (Unaudited)               (Unaudited)


   SALES                                      $          0                $         0                 $       0
                                              -------------               ------------                ----------
   EXPENSES
     Officers' compensation (Note 5)               154,500                     51,500                   206,000
     Professional fees (Notes 3 and 8)             585,436                      2,021                   587,457
     Development expenses                            7,856                      4,201                    12,057
     Rent and telecommunications                     3,116                      1,637                     4,753
     General                                           711                         77                       788
     Bank charges                                      159                        114                       273
                                              -------------               ------------                ----------
   TOTAL EXPENSES                                  751,778                     59,550                   811,328
                                              -------------               ------------                ----------

   NET LOSS                                   $   (751,778)               $   (59,550)                $(811,328)
                                              =============               ============                ===========
   LOSS PER SHARE (BASIC):
     Net loss                                 $       (.09)               $      (.01)
                                              =============               ============

   LOSS PER SHARE (DILUTED):
     Net loss                                 $       (.09)               $      (.01)
                                              =============               ============

   WEIGHTED AVERAGE SHARES OUTSTANDING           8,495,239                  9,775,198
                                              ============                ============


                        See accompanying notes




                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                    (A Development Stage Company)
          STATEMENT OF STOCKHOLDERS' DEFICIT (NOTES 5 AND 7)
                                  ($US)


From Inception of                                                      Additional                    Total
Incorporation May 4, 1998                       Common Stock           Paid-In                       Stockholders'
to January 31, 1999           Date           Shares        Value       Capital         Deficit       Deficit

Balance - May 4, 1998                             0       $    0       $      0     $       0       $       0

Net loss                                          0            0              0      (751,778)       (751,778)

Common stock for
acquisition of assets of
Ameri-can Equipment
Sales & Leasing Inc.,
valued at $.00 per share      5/11/98        50,000            5             (5)            0               0

Common stock for acquisition
of patents and non-compete
agreement, valued at $.00
per share                     5/11/98     4,520,239          452           (452)            0               0

Stock options issued to
officer for 50,000 shares,
valued at $.10 per share      5/20/98             0            0          5,000             0           5,000

Stock options issued to
officer for 115,000 shares,
valued at $.10 per share      5/29/98             0            0         11,500             0          11,500

Common stock sold for
$.001 in cash, valued at
$.10 per share                 6/1/98     1,941,250          194        193,931             0         194,125

Exercise of options for
42,250 shares at $.0001        6/1/98        42,250            4              0             0               4

Common stock for lock-up
agreement, valued at $.10
per share                      6/1/98         6,500            1            649             0             650

Common stock for service
contracts, valued at $.10
per share                      6/1/98       251,250           25         25,100             0          25,125

Common stock sold for
$0.0001 in cash, valued
at $.10 per share             6/20/98     1,915,000          192        191,308             0         191,500

Stock options issued
for 500,000 shares for
consulting services,
valued at $.10 per share       7/1/98             0            0         50,000             0          50,000


Common stock sold for
$0.10 in cash, valued at
$.10 per share               11/25/98     1,000,000          100         99,900             0         100,000

Officers' compensation
contributed to capital                            0            0        121,500             0         121,500
                                        -----------      --------      --------     ---------        --------
Balance - January 31, 1999                9,726,489       $  973       $698,431     $(751,778)      $ (52,374)
                                        ===========      ========      ========     =========       =========



                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                    (A Development Stage Company)
          STATEMENT OF STOCKHOLDERS' DEFICIT (NOTES 5 AND 7)  (CONTINUED)
                                  ($US)


                                                                      Additional                     Total
                                               Common Stock           Paid-In                        Stockholders'
                             Date           Shares        Value       Capital         Deficit        Deficit


Three Months Ended April 30, 1999 (Unaudited)

Balance - January 31, 1999               9,726,489       $   973       $698,431     $(751,778)      $ (52,374)

Common stock sold for
$1.00 in cash, valued at
$1.00 per share              3/22/99         2,000             -          2,000             -           2,000

Common stock sold for
$1.00 in cash, valued at
$1.00 per share              3/30/99         5,000             1          4,999             -           5,000

Exercise of options for
250,000 shares at $.0001     4/15/99       250,000            25              -             -              25

Common stock sold for
$1.00 in cash, valued at
$1.00 per share              4/21/99         2,000             -          2,000             -           2,000

Common stock sold for
$1.00 in cash, valued at
$1.00 per share              4/28/99        25,000             2         24,998             -          25,000

Officers' compensation
contributed to capital                           0             0         51,500             -          51,500

Net loss (unaudited)                             0             0              0       (59,550)        (59,550)
                                        ----------        ------       --------     ----------       --------
Balance - April 30, 1999 (unaudited)    10,010,489       $ 1,001       $783,928     $(811,328)      $ (26,399)
                                        ==========        ======       ========     ==========       =========



                                    See accompanying notes



                 AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                    (A Development Stage Company)

                    STATEMENT OF CASH FLOWS (NOTE 8)
                                 ($US)


                                                                                                      From the Inception
                                                From the Inception                                     of Incorporation
                                                 of Incorporation            Three Months Ended         May 4, 1998 to
                                                  May 4, 1998 to               April 30, 1999          April 30, 1999
                                                 January 31, 1999                (Unaudited)             (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                            $(751,778)                 $ (59,550)             $(811,328)
                                                      ----------                  ---------             ----------
  Adjustments to reconcile net loss to
    net cash (used in) operating activities:
      Officers' compensation                            154,500                     51,500                206,000
      Professional fees                                 492,654                          0                492,654
      Changes in assets and liabilities:
        Increase in other assets                             (1)                         0                     (1)
        Increase (decrease) in accounts payable
          and accrued liabilities                        13,025                     (2,025)                11,000
                                                      ----------                  ---------             ----------
TOTAL ADJUSTMENTS                                       660,178                     49,475                709,653
                                                      ----------                  ---------             ----------
NET CASH (USED IN) OPERATING ACTIVITIES                 (91,600)                   (10,075)              (101,675)
                                                      ----------                  ---------             ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from the sale of stock                       102,250                     34,025                136,275
                                                      ----------                  ---------             ----------

NET INCREASE IN CASH                                     10,650                     23,950                 34,600
CASH AT BEGINNING OF PERIOD                                   0                     10,650                      0
                                                      ----------                  ---------             ----------
CASH AT THE END OF PERIOD                             $  10,650                  $  34,600              $  34,600
                                                      ==========                 ==========             ==========

                           See accompanying notes
